Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 31, 2022 relating to the financial statements of Li-Cycle Holdings Corp., appearing in the Annual Report on Form 20-F of Li-Cycle Holdings Corp. for the year ended October 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

September 14, 2022